Execution Copy

NOTE FUNDING AGREEMENT

Dated as of March 12, 2007

among

NEXCEN ACQUISITION CORP.,
as Issuer,

THE SUBSIDIARY BORROWERS PARTIES HERETO,
as Co-Issuers,

VICTORY RECEIVABLES CORPORATION,
as Lender

and

BTMU CAPITAL CORPORATION,

as Agent

____________________

Relating to

NEXCEN ACQUISITION NOTES

____________________

ANNEX A	Standard Definitions

EXHIBIT A	Form of Joinder Supplement

EXHIBIT B	Form of Borrowing Notice

i

This NOTE FUNDING AGREEMENT (this “Agreement”), is dated as of March 12, 2007, and is by and among NEXCEN ACQUISITION CORP., a Delaware corporation, (the “Issuer”), the Subsidiary Borrowers from time to time parties hereto (collectively, the “Co-Issuers” and together with the Issuer, the “Issuers”), VICTORY RECEIVABLES CORPORATION, a Delaware corporation, (the “Lender”), and BTMU CAPITAL CORPORATION, a Delaware corporation (the “Agent”).

WITNESSETH:

WHEREAS, the Issuers and BTMU Capital Corporation, in its capacity as agent and secured party (the “Agent”) thereunder, are parties to a certain Security Agreement, dated as of March 12, 2007 (as the same may from time to time be amended or otherwise modified, the “Security Agreement”), pursuant to which the Issuers have issued and secured their promissory notes (the “Notes”);

WHEREAS, Subsidiary Borrowers may, from time to time, subject to and in accordance with the terms of the Security Agreement and this Agreement, request Borrowings, to finance a portion of the purchase price paid or to be paid by the Issuers in connection with the acquisition of Assets with each such Borrowing to be evidenced by a Note;

WHEREAS, the Issuer shall, for the benefit of the Agent and the Holders of the Notes, become a joint and several obligor with each Co-Issuer under the Notes; and

WHEREAS, the obligations of the Issuer and the Co-Issuers under the Notes shall be secured as provided in the Security Agreement:

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

SECTION I. DEFINITIONS

Section 1.1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the “Standard Definitions” attached hereto as Annex A.

Section 1.2. Other Definitional Provisions. (1) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b) The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified. The words “including” and “include” shall be deemed to be followed by the words “without limitation”.

SECTION II. TERMS OF BORROWINGS

Section 2.1. Borrowings. (2) On and subject to the terms and conditions (including, without limitation, the conditions precedent set forth in Section III hereof) of this Agreement from the Closing Date and prior to the Facility Termination Date, the Lender agrees to advance the amount of each Borrowing requested by a Subsidiary Borrower at any time; provided that in no event shall the Lender be required on any date to make an advance that exceeds the lesser of (i) the Available Borrowing Amount (determined prior to giving effect to such advance) and (ii) the Borrowing Base.

(b) Such Borrowing shall be made available to the applicable Co-Issuer, or as such Co-Issuer may direct, subject to the satisfaction of the conditions specified in Section 3.2 hereof, at or prior to 2:00 p.m. New York City time on the applicable Funding Date by deposit of immediately available funds to an account designated with Borrowing Notice by such Co-Issuer to the Agent.

(c) Each Borrowing shall be made on prior notice from a Co-Issuer received by the Agent (such notice, a “Borrowing Notice”) not later than 10:00 a.m. New York City time on or before the third Business Day preceding a proposed Funding Date. Each Borrowing Notice shall specify (i) the aggregate amount of the Borrowing, and (ii) the applicable Funding Date (which shall be a Business Day), and shall be in substantially in the form attached hereto as Exhibit B.

(d) Each Borrowing shall be evidenced by a new Note issued by the Issuer and applicable Co-Issuers pursuant to the Security Agreement. Subject to the provisions of Section 2.1(a) above and this paragraph (d), amounts under this Agreement and the Security Agreement may be borrowed, repaid and reborrowed as a new Borrowing from time to time prior to the Facility Termination Date; provided that the aggregate Note Principal Balance of all Notes Outstanding at any one time shall not be greater than $150,000,000.

(e) Payments on the Notes shall be made to the Noteholders as provided in the Security Agreement.

(f) The Agent shall keep records of each Borrowing, each Interest Period applicable thereto, the interest rate(s) applicable to the Notes and each payment of principal and interest thereon. However, failure to keep such records shall not affect the Issuers' obligations hereunder.

(g) Each Borrowing is subject to the Agent 's approval.

Section 2.2. Fees, Expenses, Payments, Etc. (3) The Issuers shall be responsible for all reasonable legal fees and expenses and all other pre-approved out of pocket expenses in connection with the preparation, execution, delivery and administration (including any requested amendments, waivers or consents with respect to any of the Transaction Documents) of this Agreement and the other Transaction Documents, and any other documents to be delivered in connection herewith.

(b) In connection with each Borrowing, the Issuer and the applicable Co-Issuers agree to pay to the Lender on each Funding Date all legal fees and expenses and all other pre-approved out of pocket expenses in connection with such Borrowing; provided that, in the case of each Borrowing, the Lender shall endeavor in good faith, to obtain internal approval to make such advance substantially in conformity with the terms and conditions set forth herein and in the Security Agreement, and upon the failure of the Lender to deliver written evidence of such approval to the Issuer and the applicable Co-Issuers, then all costs incurred by each party will be for their own account with respect to such Borrowing.

(c) The Issuer and the applicable Co-Issuers further agree to pay on demand any and all documentary, stamp, transfer and other taxes and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Transaction Documents or the other documents and agreements to be delivered hereunder and thereunder or otherwise in connection with the issuance of the related Note, and agree to save the Lender harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

(d) All payments to be made hereunder or under the Security Agreement, whether on account of principal, interest, fees or otherwise, shall be made prior to 1:00 p.m. New York City time on the due date thereof to the accounts specified in the Security Agreement. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall accrue thereon at the applicable rate during such extension.

Section 2.3. Funding Termination Event. If the Agent has provided notice to the Issuer and each Co-Issuer that any Funding Termination Event has occurred and is continuing, the Issuer and each Co-Issuer shall make no further requests for Borrowings.

Section 2.4. Additional Borrowers.  Any Subsidiary Borrower which is an Eligible Borrower may from time to time become a party to this Agreement as a Co-Issuer party by entering into an agreement substantially in the form attached hereto as Exhibit A hereto (a “Joinder Supplement”) with the Agent and the Lender, which shall specify (A) the name and address of such Person for receipt of notices hereunder and (B) the other information provided for in such form of Joinder Supplement. Upon its receipt of a duly executed Joinder Supplement, such Subsidiary Borrower shall be a Co-Issuer party to this Agreement and the other Transaction Documents.

SECTION III. CONDITIONS PRECEDENT

Section 3.1. Conditions to Closing. The following shall be conditions precedent to the Closing Date:

(a) This Agreement and the other Transaction Documents shall have become effective in accordance with their respective terms.

(b) All of the terms, covenants, agreements and conditions of this Agreement and the other Transaction Documents to be complied with and performed by the Issuer by the Closing Date shall have been complied with or otherwise waived by the Agent.

(c) Each of the representations and warranties of the Issuer made in this Agreement and in the other Transaction Documents shall be true and correct as of the time of the Closing Date as though made as of such time (except to the extent that they expressly relate to an earlier or later time).

(d) No Funding Termination Event or event that with the giving of notice or lapse of time or both would constitute a Funding Termination Event shall have occurred and be continuing.

(e) The Agent shall have received:

(i) Certified copies of the resolutions of the Board of Directors of Issuer approving this Agreement and the other Transaction Documents to which it is a party and any other documents contemplated thereby and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents to which it is a party and any other documents contemplated thereby;

(ii) An Officer’s Certificate of the Issuer, certifying the names and true signatures of the officers authorized to sign this Agreement and the other Transaction Documents and any other documents to be delivered by it hereunder or thereunder;

(iii) A copy of the limited liability agreement of the Issuer, certified by an officer thereof;

(iv) A certificate as to the good standing of the Issuer from the Secretary of State of the State of Delaware, dated as of a recent date;

(v) A favorable opinion of counsel to Issuer, dated the initial Funding Date, in form and substance satisfactory to the Agent;

(vi) Executed copies of each of the Transaction Documents;

(vii) Evidence that the Issuer Collection Account has been established and is subject to a control agreement satisfactory to the Agent; and

(viii) Such other documents, instruments, certificates and opinions as the Agent may reasonably request.

(f) No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by this Agreement or the Transaction Documents.

Section 3.2. Conditions to each Borrowing. The following shall be conditions precedent to any funding by the Lender on each Funding Date (which conditions must be satisfied no later than 2:00 p.m. New York City time on the Business Day immediately preceding such Funding Date; by accepting the proceeds of any Borrowing on any Funding Date, all Issuers shall be deemed to represent and warrant that all such conditions (other than as set forth in clauses g(vii) and (m) below) are satisfied on such date):

(a) The applicable Co-Issuers shall have timely delivered a Borrowing Notice pursuant to subsection 2.1(c) hereof.

(b) The representations and warranties of the Issuer and the applicable Co-Issuers as set forth in each of the Transaction Documents shall be true and correct on the date of such Borrowing as though made on and as of such date (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date).

(c) Both immediately prior to and after giving effect to such Borrowing and the application of the proceeds thereof as provided herein and in the Security Agreement, the Outstanding Note Balance of the Notes shall not exceed the Borrowing Base.

(d) The ratio of each Borrowing to the Net Cash Flow of the related Assets shall be no greater than 5.00:1.00.

(e) The collateral pledged to secure the Note issued in connection with the Borrowing must include Trademarks, Licenses and other agreements monetizing the Trademarks.

(f) No Funding Termination Event or event that with the giving of notice or lapse of time or both would constitute a Funding Termination Event shall have occurred and be continuing.

(g) The Agent shall have received:

(i) Evidence that the customary financing statements and other documents have been, or will be, filed in all jurisdictions that the Lender may deem necessary or desirable (but only to the extent required under the Security Agreement) in order to perfect the ownership and security interests contemplated by the Security Agreement and this Agreement;

(ii) Acknowledgment copies of proper termination statements, if any, necessary to release all security interests and other rights of any Person in the Collateral other than those of the Issuers and the Agent;

(iii) Executed copies of the Joinder Supplement and the Security Agreement Supplement related to such Borrowing;

(iv) Evidence that the related Co-Issuer Collection Accounts and the related Co-Issuer Lockbox Accounts have been established and are subject to control agreements satisfactory to the Agent;

(v) Favorable opinion or opinions of counsel to the Issuer, dated the applicable Funding Date, in form and substance satisfactory to the Agent;

(vi) Favorable opinion or opinions of counsel to the applicable Co-Issuers, dated the applicable Funding Date, in form and substance satisfactory to the Agent;

(vii) Evidence satisfactory to the Agent that the applicable Co-Issuers have good title to the Assets pledged under the Security Agreement free and clear of any liens; and

(viii) Any other documentation required by the Agent in connection with such Borrowing.

(h) The Notes have been duly executed by the applicable Co-Issuers.

(i) There has not been any change, or any development or event involving a prospective change in the condition (financial or otherwise), business properties or results of operations of the Issuer or the applicable Co-Issuers which, in the judgment of the Agent, is material and adverse and makes it impractical or inadvisable to proceed with the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

(j) The Co-Issuer Collection Accounts, the Co-Issuer Prepaid Fee and Royalty Accounts and the Co-Issuer Priority and Non-Distributable Amounts Accounts have been established; and all Obligors have been directed to make payments of their Receivables to the applicable Co-Issuer Collection Account or Co-Issuer Lockbox Account.

(k) No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by this Agreement or the Transaction Documents.

(l) All conditions specified in the Security Agreement with respect to such Borrowing shall have been satisfied.

(m) The Lender shall have completed its due diligence review of the acquisition of Assets in connection with which the Issuer and the applicable Co-Issuers are seeking the requested Borrowing and the Lender shall have received all requisite internal management and credit committee approvals, it being understood that the Lender shall, in good faith, seek such approvals (but shall not be obligated to grant the same) and such approvals will be sought by the Lender on a Borrowing-by-Borrowing basis, and may take into consideration, among other things, performance and value of existing Assets of the Co-Issuers and the Issuer.

(n) The Agent shall have received payment in respect of its structuring fee pursuant to that certain letter agreement between the Agent and the Issuer.

SECTION IV. REPRESENTATIONS AND WARRANTIES.

Section 4.1. Representations and Warranties of the Issuers. The Issuer hereby represents and warrants as of the Closing Date and each Funding Date, and upon execution of a Joinder Supplement, the applicable Co-Issuers hereby represent and warrant as of the applicable Funding Date, that:

(a) It is a limited liability company or other entity validly existing and in good standing under the laws of the State of its formation or organization, as the case may be, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) It has the power, authority and right to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. When executed and delivered, each of this Agreement and the other Transaction Documents to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally from time to time in effect. The enforceability of its obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

(d) No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the other Transaction Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 financing statements as have been prepared for filing.

(e) The execution, delivery and performance of each of this Agreement and the other Transaction Documents to which it is a party do not violate any provision of its Organizational Documents, any existing law or regulation applicable to it, any order or decree of any court to which it is subject, or require any notices or consents to be given or received by any Governmental Authority or other Person (except those that have already been given or received) or violate, breach or constitute a default under, or any security agreement, contract or other agreement to which it is a party or by which it or any of its properties is bound.

(f) There is no litigation, investigation or administrative proceeding before any court, tribunal or governmental body pending or, to its knowledge, threatened against it, with respect to this Agreement, the other Transaction Documents to which it is a party, the transactions contemplated hereby or thereby, the issuance of the Notes or which could reasonably have a material adverse effect on the ability of the Issuers to perform their respective obligations under the Transaction Documents.

(g) All reports, statements, exhibits or other written information furnished by it to the Lender or the Agent pursuant to this Agreement or the other Transaction Documents shall be true and correct in all material respects.

(h) The Notes shall have been duly and validly authorized, and, when executed in accordance with the terms of the Security Agreement and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Security Agreement, this Agreement and the other Transaction Documents.

(i) Each of the Transaction Documents to which it is a party is in full force and effect and no Funding Termination Event or Event of Default or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the Issuers of their respective obligations thereunder.

(j) Any taxes, fees and other charges of Governmental Authorities applicable to it, except for franchise fees or income taxes, including those in connection with the execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party or otherwise applicable to it in connection with the transactions contemplated hereby or thereby have been paid or will be paid at or prior to the applicable Funding Date to the extent then due.

(k) With respect to each Co-Issuer, it is an Eligible Borrower.

(l) The Issuer and each applicable Co-Issuer repeat and reaffirm to the Lender and the Agent the representations and warranties set forth in Sections 12.9(f), (i) and (l) in the Security Agreement, and represent that such representations and warranties are true and correct in all material respects.

(m) Since the prior Funding Date, there has been no change, development or event involving a change in the condition (financial or otherwise), business properties or results of operations of the Issuer or any Co-Issuer which is material and adverse and makes it impractical or inadvisable to proceed with the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

SECTION V. COVENANTS

Section 5.1. Covenants. The Issuer and each Co-Issuer which has signed a Joinder Supplement, each solely as to itself, covenants and agrees with the Agent and the Lender, through the Facility Termination Date and thereafter so long as any Secured Obligations shall remain outstanding or any monetary obligation arising hereunder or under the Security Agreement or any other Transaction Document shall remain unpaid, unless the Agent shall otherwise consent in writing, that:

(a) it shall perform in all material respects each of the respective agreements applicable to it hereunder and comply in all material respects with each of the respective terms and provisions applicable to it under the Transaction Documents to which it is party;

(b) it shall furnish to the Agent (i) a copy of each opinion, certificate, report, statement, notice or other communication relating to the Notes which is furnished by or on behalf of it to the other; and (ii) such other information, documents records or reports respecting the Collateral, the Issuer or such Co-Issuers, as the Agent may from time to time reasonably request;

(c) it shall furnish to the Agent, promptly, and in any event, within 3 Business Days, after the occurrence of any event which is, or upon the giving of notice, the lapse of time or both would be, a Funding Termination Event, a certificate of an appropriate officer of the Issuer or such Co-Issuers, as the case may be, setting forth the circumstances of such event and any action taken or proposed to be taken by the Issuer or such Co-Issuers with respect thereto;

(d) it shall timely make all payments, deposits or transfers of Collections and give all instructions to transfer required by this Agreement and the Security Agreement;

(e) to the extent it has not previously done so, the Issuers shall instruct all Obligors under the Collateral to cause all Collections to be deposited directly to the appropriate Co-Issuer Lockbox Account or the appropriate Co-Issuer Collection Account. Each of the Co-Issuers shall hold in trust, and deposit, immediately, but in any event not later than two Business Days of its receipt thereof, to its related Co-Issuer Collection Account all Collections received from time to time by it from the Obligors under the Collateral;

(f) except as otherwise provided herein, neither the Issuer nor any Co-Issuer will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, its Assets, or upon or with respect to any account to which any Collections of the Assets are sent, or assign any right to receive income in respect thereof, except pursuant to the Transaction Documents;

(g) the Issuers will not make any change in their respective instructions to Obligors under the Collateral regarding payments to be made to the applicable Co-Issuer Collection Account or Co-Issuer Lockbox Account, unless such instructions are to deposit such payments to another account approved in writing by the Agent;

(h) none of the Issuer or any Co-Issuer will change its name, identity or structure or its chief executive office, unless at least 30 days prior to the effective date of any such change such person delivers to the Agent UCC financing statements to continue the perfection of the Agent’s interest in the Assets and written authority to file the same;

(i) the Issuer and each Co-Issuer shall properly disclose and account for the transactions contemplated by the Transaction Documents as on balance sheet transactions under and in accordance with GAAP;

(j) the Issuer shall, and each Co-Issuer shall, and shall cause the Manager on such Co-Issuer's behalf to, unless the Agent shall otherwise consent in writing:

(i) conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that its assets are available to pay the creditors of any other Person (other than as expressly provided herein);

(ii) maintain corporate records and books of account separate from those of any other Person;

(iii) establish and maintain an office through which its business shall be conducted separate and apart from those of its Affiliates or, if it shares office space with any Affiliate, it shall allocate fairly and reasonably any overhead and expense for such shared office space;

(iv) conduct its business using letterhead separate from those of its Affiliates;

(v) obtain proper authorization for all action requiring such authorization;

(vi) pay its own operating expenses and liabilities from its own funds;

(vii) continuously maintain its resolutions, agreements and other instruments underlying the transactions described in this Agreement and the other Transaction Documents as part of its official records;

(viii) maintain an arm’s-length relationship with its Affiliates, except, with the respect to the Issuer, in connection with any agreements with its parent pursuant to which the parent contributes assets to the capital account of the Issuer, and shall not hold itself out as being liable for the debts of any other Person, except as permitted by this Agreement and the other Transaction Documents;

(ix) keep its assets and liabilities separate from those of all other entities other than as permitted herein, and as permitted by this Agreement and the other Transaction Documents;

(x) not maintain bank accounts or other depository accounts to which any Affiliate is an account party or from which any Affiliate has the power to make withdrawals, except as permitted by this Agreement and the other Transaction Documents;

(xi) not amend, supplement or otherwise modify its organizational documents, except in accordance therewith and with the prior written consent of the Agent;

(xii) not create, incur, assume or suffer to exist any indebtedness or other liabilities (other than any deferred income in accordance with GAAP) on which it is obligated, except under this Agreement and the other Transaction Documents. It shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person (other than the Assets), agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, except as permitted by this Agreement and the other Transaction Documents. It shall not be party to any agreement, mortgage, deed of trust or other instrument other than this Agreement and the other Transaction Documents other than, in the case of a Co-Issuer, Licenses and preferred vendor agreements (so long as such preferred vendor agreements impose no obligations whatsoever on the Issuer) in the ordinary course of business and as otherwise permitted under the Transaction Documents, and, in the case of the Issuer, other than any contribution agreements pursuant to which assets are contributed to the capital account of the Issuer, so long as such agreement does not contain any obligations of the Issuer (and other than pursuant to the Asset Purchase Agreement to the extent covered fully by the Contribution Agreement);

(xiii) not enter into, or be a party to any transaction with any of its Affiliates, except as set forth in this Agreement and the other Transaction Documents;

(xiv) have at all times an Independent Director; provided that the same individual may act as Independent Director for any Co-Issuer;

(xv) observe all procedures required by its organizational documents and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect the interests hereunder of the Lender or its ability to perform its obligations hereunder; and

(xvi) not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness (other than the Assets), acquisition of the business or assets (other than in connection with the Transaction Documents), or otherwise) in, any Affiliate or any other Person, all except as otherwise permitted in this Agreement and the other Transaction Documents;

(k) comply with each agreement or other instrument to which it is a party.

(l) any written information, reports and other papers and data furnished to the Agent, with respect to the Issuer or a Co-Issuer, shall be, at the time the same is so furnished, true and correct in all material respects.

SECTION VI. MISCELLANEOUS

Section 6.1. Amendments and Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 6.1. With the written consent of the Agent, the Co-Issuers and the Issuer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Section 6.2. Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

The Issuer:	NEXCEN ACQUISITION CORP.
1330 Avenue of the Americas
New York, New York 10019

The Lender:	VICTORY RECEIVABLES CORPORATION
Victory Receivables Corporation
c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas
New York, NY 10020
(with a copy to the Agent)

A Co-Issuer:	To the address set forth in each Joinder Supplement
(with a copy to the Agent)

The Agent:	BTMU CAPITAL CORPORATION
BTMU Capital Corporation
111 Huntington Avenue, Suite 400
Boston, MA 02199-9000

(b) Unless otherwise directed by the Agent, all payments to it required pursuant to this Agreement shall be made by federal wire (ABA No.: 021-001-033); to account number: 01419647; bank name: Deutsche Bank Trust Company Americas; account name: Corporate Trust & Agency Services; with fax notice (including federal wire number) to Kristy Yee, fax: (212) 782-6842 ࿠and phone: (212) 782-4913.

Section 6.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent, any right, remedy, power or privilege under this Agreement or any of the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or any of the Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 6.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Issuer, each Co-Issuer, the Agent and the Lender, and their respective successors and assigns, except that neither the Issuer nor any Co-Issuer may assign or transfer any of their respective rights or obligations under this Agreement except as provided herein and in the Security Agreement without the prior written consent of the Agent.

Section 6.5. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 6.6. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Section 6.7. Integration. This Agreement represents the agreement of the Issuer, each Co-Issuer, the Lender and the Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by such parties relative to subject matter hereof not expressly set forth or referred to herein or therein.

Section 6.8. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 6.9. Termination. This Agreement shall remain in full force and effect until the payment in full of the principal of and interest on the Notes and all other Secured Obligations.

Section 6.10. No Proceedings. (a) The Issuer and each Co-Issuer agrees that it shall not institute or join any other Person in instituting against the Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or similar proceeding under any federal or state bankruptcy law, for one year and a day after the termination of the Security Agreement.

(a) Notwithstanding any provisions contained in this Agreement to the contrary, the Lender shall not be obligated to pay any amount pursuant to this Agreement unless (i) the Lender has received funds which may be used to make such payment and which funds are not required to repay its commercial paper when due and (ii) after giving effect to such payment, either (A) the Lender could issue commercial paper to refinance all of its outstanding commercial paper (assuming such outstanding commercial paper matured at such time) in accordance with the program documents governing the Lender's securitization program or (B) all of its commercial paper is paid in full. Any amount the Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against or corporate obligation of the Lender for any such insufficiency unless and until the Lender satisfies the provisions of clauses (i) and (ii) above.

Section 6.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder and the termination of this Agreement.

Section 6.12. Submission to Jurisdiction; Waivers. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY:

(1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 6.2 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

(4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 6.13. WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

Section 6.14. Hedging Requirements. Upon prior written notice from the Agent to the Issuer and the Co-Issuers, the Issuer and such Co-Issuers shall enter into a Hedge Agreement with a Qualified Hedge Counterparty and upon execution thereof shall pledge all of the Issuer’s and such Co-Issuers' right, title and interest under such Hedge Agreement to the Agent for the benefit of the Lender pursuant to this Agreement and the Security Agreement. Each Hedge Agreement shall be in form and substance satisfactory to the Agent, including, without limitation, having a notional amount based on the Initial Note Principal Balance related to the applicable Borrowing on such Funding Date.

Section 6.15. Confidentiality.

(a) Each party hereto acknowledges that they regard the structure of the transactions contemplated by the Transaction Documents to be proprietary, and each such party severally agrees that:

(i) it will not disclose without the prior consent of any other party hereto (other than to the directors, officers, employees, auditors, counsel or affiliates (collectively, “representatives”) of each other party, each of whom shall be informed by the related party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 6.15), (1) any information regarding the pricing in, or copies of, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, (2) any information regarding the organization, business or operations of any party hereto generally or the services performed by any party hereto, or (3) any information which is furnished by any party hereto to any other party hereto and which is designated to such other party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (1), (2) and (3) is collectively referred to as the “Program Information”), provided that such party may disclose any such Program Information (v) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party so long as they are informed that such information is confidential and are under an obligation or duty to keep such information confidential) for the purposes contemplated hereby, (w) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (x) in order to comply with any Law applicable to such party, (y) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information or (z) to any permitted assignee of such party’s rights and obligations hereunder to the extent they agree to be bound by this Section;

(ii) it, and any Person to which it discloses such information, will use the Program Information solely for the purposes of evaluating, administering, performing and enforcing the transactions contemplated by the Transaction Documents and making any necessary business judgments with respect thereto; and

(iii) it, and any Person to which it discloses such information, will, upon demand, return (and cause each of its representatives to return) to any other party or destroy, all documents or other written material received from such other party, pursuant to clauses (2) or (3) of subsection (i) above and all copies thereof made by such party which contain all Program Information.

(b) Availability of Confidential Information. This Section 6.15 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than the Issuer, any Co-Issuer, the Agent, any Indemnified Party, the Lender, any Noteholder, any counterparty to a Hedge Agreement approved by the Agent, any Manager, NexCen Brands or were known to such party on a nonconfidential basis prior to its disclosure by any other party hereto.

(c) Legal Compulsion to Disclose. In the event that any party hereto or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party shall:

(i) to the extent permitted by law, provide each other affected party hereto with prompt written notice so that such other party may seek a protective order or other appropriate remedy and/or if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion; and

(ii) unless each other party hereto waives compliance by such party with the provisions of this Section 6.15, make a timely objection to the request or compulsion to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 6.15 as long as the making of any such objection is not prohibited by Law.

In the event that such protective order or other remedy is not obtained, or each other party hereto waives compliance with the provisions of this Section 6.15, such party will furnish only that portion of the Program Information which (in such party’s good faith judgment) is legally required to be furnished and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

IN WITNESS WHEREOF, the parties hereto have caused this Note Funding Agreement to be duly executed by their respective officers as of the day and year first above written.

NEXCEN ACQUISITION CORP., as Issuer

By:
Name:
Title:

VICTORY RECEIVABLES CORPORATION, as Lender

By:
Name:
Title:

BTMU CAPITAL CORPORATION, as Agent

By:
Name:
Title:

ANNEX A

STANDARD DEFINITIONS

EXHIBIT A

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of [•], by and between [SUBSIDIARY BORROWERS], a [•] (the “Additional Borrowers”), BTMU CAPITAL CORPORATION, a Delaware corporation (the “Agent”) and VICTORY RECEIVABLES CORPORATION, a Delaware corporation (the “Lender”).

WITNESSETH

WHEREAS, this Supplement is being executed and delivered in accordance with subsection 2.4 of the Note Funding Agreement, dated as of March 12, 2007, among NEXCEN ACQUISITION CORP., as Issuer, the Subsidiary Borrowers from time to time parties thereto, collectively, as Co-Issuers, the Agent, and the Lender (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Note Funding Agreement”; unless otherwise defined herein, terms defined in the Note Funding Agreement are used herein as therein defined); and

WHEREAS, each Additional Borrower wishes to become a Co-Issuer party to the Note Funding Agreement and to make a Borrowing thereunder in the amount, and on the terms, set forth in Schedule I hereto;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon receipt by the Issuer and the Co-Issuers of counterparts of this Supplement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Additional Borrowers and the Agent, the Additional Borrowers shall be Co-Issuer parties to the Note Funding Agreement for all purposes thereof.

Concurrently with the execution and delivery hereof, the Additional Borrowers will deliver to the Issuer, the Co-Issuers and the Agent an executed Security Agreement Supplement in the form of Exhibit D to the Security Agreement.

Each of the parties to this Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement.

By executing and delivering this Supplement, the Additional Borrowers confirm to and agree with the Issuer, the Co-Issuers and the Agent as follows: (i) the Additional Borrowers make the representations and warranties set forth in Section 4.1 of the Note Funding Agreement and (ii) hereby agree to be bound by, and to comply with, all of the terms and provisions of the Note Funding Agreement applicable to a Co-Issuer.

Schedule I hereto sets forth certain terms related to the Borrowing as well as administrative information with respect to the Additional Borrowers.

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers as of the date set forth above.

[SUBSIDIARY BORROWER], as Additional Borrower

By:
Name:
Title:

[SUBSIDIARY BORROWER], as Additional Borrower

By:
Name:
Title:

BTMU CAPITAL CORPORATION, as Agent

By:
Name:
Title:

VICTORY RECEIVABLES CORPORATION, as Lender

By:
Name:
Title:

2

SCHEDULE I TO
JOINDER SUPPLEMENT

BORROWING TERMS AND ADDRESS FOR NOTICES

[Additional Borrowers]

Borrowing Amount	$__________

Interest Rate	_________%

Term of Borrowing	60 months from [•], 2007

Address for Notices:

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EXHIBIT B

FORM OF BORROWING NOTICE

NOTE FUNDING AGREEMENT (the “Agreement”), dated as of March 12, 2007, among NEXCEN ACQUISITION CORP., as Issuer, the Subsidiary Borrowers from time to time parties thereto, collectively, as Co-Issuers, BTMU CAPITAL CORPORATION, as Agent and VICTORY RECEIVABLES CORPORATION, as Lender.

Requested Funding Date: _______________________________________________

Assets to be Pledged:	See Schedules to the related Security Agreement Supplement

Value of Assets to be pledged	$________________

Value of Collateral subject to Lien of Security Agreement excluding item 2 above:	$________________

Sum of item 2 and item 3:	$________________

Borrowing Base Prior to Funding:	$________________

Borrowing Base After Funding:	$________________

Available Borrowing Amount Prior to Funding:	$________________

Available Borrowing Amount After Funding:	$________________

Requested Wire Amount	$________________

Wire Instructions:

Requested by:

[SUBSIDIARY BORROWERS]

By: ____________________________________

Name:
Title:

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